Exhibit 10.16
November 18, 2005
Calavo Growers, Inc.
Attn: Arthur J. Bruno
Vice President, Finance
1141A Cummings Rd.
Santa Paula, California 93060
Re:     Renewal Notice for Business Loan Agreement, dated as of January 30, 2004, between
Bank of America and Calavo Growers, Inc.
Ladies and Gentlemen:
     Pursuant to Section 1.2 of the above referenced Business Loan Agreement, the “Expiration Date” thereunder is hereby extended to April 1, 2008 or such earlier date as the availability may terminate as provided in such Business Loan Agreement.
In addition, this is to confirm that the term “current liabilities” as used in Section 7.18 of such Business Loan Agreement includes amounts outstanding on revolving lines of credit without regard to the ultimate maturity of such line of credit.
     Please acknowledge the foregoing by signing the enclosed copy of this letter at the place indicated and returning it to us.

Sincerely,
/s/ Robert L. Munn, Jr.

Receipt of the foregoing letter on November 22, 2005
is hereby acknowledged:
Calavo Growers, Inc.

By	/s/ Arthur J. Bruno	/s/ Scott H. Runge

Its:	Chief Financial Officer	Treasurer